EXHIBIT 99.1

2 Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non- payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Forward Looking Statement Disclosure

3 About First Financial Bancorp www.bankatfirst.com NASDAQ: FFBC $19.08 $17.94 $17.81 $18.59 $15.83 3.35% 3.57% 3.59% 3.44% 3.79% 3Q152Q151Q154Q143Q14 Share Price Dividend Yield Founded: 1863 Headquarters: Cincinnati, Ohio Banking Centers: 106 Assets: $7.9 billion Loans: $5.2 billion Deposits: $6.1 billion Wealth Mgmt: $2.3 billion AUM Lines of Business Commercial Banking Specialty Finance Consumer Banking Wealth Management Mortgage Nationwide Lending Franchise Finance Insurance Agency Finance $ in millions except “per share” and where otherwise noted in the presentation

4 3Q 2015 Highlights – 100th Consecutive Quarter of Profitability Total assets increased $497 million to $7.9 billion compared to the second quarter. Core-bank loan portfolio grew $121 million or 10% annualized. Oak Street added $242 million. Deposits increased $366 million, including $212 million of brokered CDs (51 bps) related to Oak Street. Balance Sheet Profitability Asset Quality Net Interest Income & Net Interest Margin Non-Interest Income & Non-Interest Expense Capital Non-interest income increased $0.6 million to $17.1 million, excluding gains on securities and non-interest income related to the covered / formerly covered loan portfolio. Non-interest expenses of $53.0 million included approximately $3.3 million of non-operating expenses. Operating expense base expected to be approximately $50 million per quarter. Net interest income increased $4.5 million to $63.2 million compared to second quarter. Effective yield earned on loans increased 7 bps to 4.52% primarily related to the Oak Street acquisition. Net interest margin increased 5 bps to 3.67% on a fully tax equivalent basis. Oak Street contributed 10 bps. GAAP net income = $18.7 million or $0.30 per diluted share. ROAA = 0.97%. ROATCE = 12.33%. Operating net income = $20.9 million or $0.34 per diluted share. O-ROAA = 1.09%. O-ROATCE = 13.77%. GAAP efficiency ratio = 63.5%. Operating efficiency ratio = 59.4%. Provision expense of $2.6 million. Net charge offs of $2.2 million. NCOs / Avg. Loans = 0.17% annualized. Non-performing Loans / Total Loans = 1.07%. Non-performing Assets / Total Assets = 0.90%. ALLL / Non-accrual Loans = 149%. ALLL / Total Loans = 1.02%. Capital ratios remain strong. Total capital = 13.37%. Tier 1 capital = 10.52%. TCE ratio = 7.84%. Issued $120 million of 10-year subordinated debt at 5.125%. Repurchased 148,935 shares at weighted average price of $18.68.

5 Profitability $18.7 $18.9 $17.6 $18.6 $15.3 $20.9 $19.2 $17.8 $19.6 $18.7 $0.30 $0.31 $0.29 $0.30 $0.26 $0.34 $0.31 $0.29 $0.32 $0.31 3Q152Q151Q154Q143Q14 Net Income (GAAP) Net Income (Operating) EPS (GAAP) EPS (Operating) $0.32 $0.31 $0.29 $0.32 $0.31 $0.02 $20.9 $19.2 $17.8 $19.6 $18.7 3Q152Q151Q154Q143Q14 Core Bank Oak Street Net Income (Operating) $18.7 $18.9 $17.6 $18.6 $15.3 $20.9 $19.2 $17.8 $19.6 $18.7 12.33% 11.60% 11.12% 11.63% 10.15% 13.77% 11.75% 11.23% 12.23% 12.40% 3Q152Q151Q154Q143Q14 Net Income (GAAP) Net Income (Operating) ROATCE (GAAP) ROATCE (Operating) $18.7 $18.9 $17.6 $18.6 $15.3 $20.9 $19.2 $17.8 $19.6 $18.7 0.97% 1.05% 0.99% 1.02% 0.88% 1.09% 1.06% 1.00% 1.07% 1.07% 3Q152Q151Q154Q143Q14 Net Income (GAAP) Net Income (Operating) ROAA (GAAP) ROAA (Operating) Net Income Return on Average Assets Earnings per Share Return on Tangible Common Equity

6 Net Interest Income / Net Interest Margin $63.2 $58.7 $58.6 $61.1 $58.4 [VALUE] 3.62% 3.67% 3.72% 3.71% 3Q152Q151Q154Q143Q14 Net Interest Income Net Interest Margin (FTE) 3.57% 3.62% 3.67% 3.72% 3.71% 0.10% $63.2 $58.7 $58.6 $61.1 $58.4 3Q152Q151Q154Q143Q14 Core Bank Oak Street Net Interest Income $4,929 $4,814 $4,793 $4,783 $4,432 123 [VALUE] [VALUE] [VALUE] 4.63% 4.68% 3Q152Q151Q154Q143Q14 Loans - Excluding Oak Street Oak Street Loan Yield $1,344 $1,325 $1,286 $1,291 $1,179 $1,231 $1,220 $1,176 $1,218 $1,135 $2,015 $1,950 $1,915 $1,905 $1,782 $1,370 $1,276 $1,271 $1,250 $1,124 0.32% 0.32% 0.35% 0.35% 0.32% 3Q152Q151Q154Q143Q14 NIB Demand IB Demand Savings Time Cost of Deposits Average Loan & Deposit Balances for the Quarter Net Interest Income Net Interest Margin Average Loans Average Deposits

7 Non-Interest Income / Non-Interest Expense $4.9 $4.8 $4.5 $5.1 $5.3 $3.1 $3.3 $3.6 $3.4 $3.2 $2.9 $3.0 $2.6 $2.6 $2.9 $1.8 $1.9 $1.5 $1.6 $1.7 $4.4 $3.6 $4.3 $2.5 $2.9 3Q152Q151Q154Q143Q14 Service Charges Wealth Mgmt Bankcard Mortgage Other $27.8 $27.5 $26.9 $28.1 $28.7 $25.2 $21.3 $21.1 $21.5 $22.7 1,394 1,366 1,353 1,369 1,395 3Q152Q151Q154Q143Q14 Personnel Non-Personnel FTE $4.5 $4.4 $5.0 $4.8 $4.6 $2.2 $2.2 $2.2 $2.2 $2.3 $2.6 $2.7 $2.8 $2.9 $4.4 $4.1 $1.7 $2.0 $1.4 $1.6 $11.9 $10.4 $9.2 $10.1 $9.9 3Q152Q151Q154Q143Q14 Occupancy FF&E Data Processing Professional Services Other $53.0 $48.8 $48.1 $49.7 $51.4 $49.6 $48.4 $47.8 $48.2 $46.2 63.5% 60.9% 63.1% 63.6% 68.7% 59.4% 60.5% 62.7% 61.7% 61.7% 3Q152Q151Q154Q143Q14 NIE (GAAP) NIE (Operating) Efficiency Ratio (GAAP) Efficiency Ratio (Operating) Non-Interest Income Non-Interest Expense Efficiency Ratio Non-Personnel Expense Non-Interest Income Excludes Gain on Sale of Investment Securities and Non-Interest Income Related to the Covered / Formerly Covered Loan Portfolio

8 Loans $1,720 $1,400 $1,381 $1,393 $1,402 $2,446 $2,401 $2,348 $2,338 $2,331 $507 $506 $497 $502 $499 $543 $546 $538 $544 $550 3Q152Q151Q154Q143Q14 Commercial & Business Commercial Real Estate Residential Mortgage Home Equity & Other Consumer $242 $533 $4,441 Oak Street Franchise All Other Loans Loan Product Mix Nationwide Lending Platforms Loan Portfolio By Geography 1 $2,553 49% $1,387 26% $197 4% $1,130 21% Ohio Indiana Kentucky Out of Footprint 35% 65% Owner-Occupied CRE Investment CRE Commercial Real Estate Mix 1 Includes loans held for sale. Excludes purchase accounting loan marks.

9 Loans $325.8 $360.4 $491.7 $603.2 $344.7 $107.5 $32.0 3.75% 4.12% [Y VALUE] [Y VALUE] 7.99% 4.02% 4.02% Commercial * OOCRE * ICRE * Franchise Oak Street Resi Mortgage Home Equity Avg Balance Wtd Avg Rate * Excludes Franchise & Oak Street Average Loan Size & Rate by Product Line Average Loan Size in $000s

10 Investment Portfolio $ in 000s Held to Maturity Available for Sale Other Investments TOTAL Percent of Portfolio Debt obligations of the U.S. Government $0 $99 $0 $99 0.01% Debt obligations of U.S. Government Agency 15,968 8,964 0 24,932 1.33% Residential Single Family Mortgage Backed Securities Pass-through securities: Agency 180,547 94,060 0 274,607 14.61% Non-Agency 17,435 7,714 0 25,149 1.34% Collateralized mortgage obligations: Agency 290,039 322,239 0 612,278 32.58% Non-Agency 0 59,911 0 59,911 3.19% Commercial mortgage backed securities 219,104 175,117 0 394,221 20.98% Municipal bond securities 28,138 110,782 0 138,920 7.39% Corporate securities 4,805 64,683 0 69,488 3.70% Asset-backed securities 0 213,456 0 213,456 11.36% Regulatory stock 0 0 47,643 47,643 2.54% Other 0 12,641 5,787 18,428 0.98% TOTAL $756,035 $1,069,667 $53,431 $1,879,133 100.00% Investment Portfolio / Total Assets = 23.8% Effective yield earned during third quarter = 2.39% Portfolio duration = 3.2 years

11 Capital $601.3 $656.9 $650.2 $638.2 $627.9 $9.74 $10.65 $10.54 $10.38 $10.23 3Q152Q151Q154Q143Q14 Tangible Book Value Tangible Book Value per Share $601.3 $656.9 $650.2 $638.2 $627.9 7.84% 9.08% 9.16% 9.02% 8.71% 3Q152Q151Q154Q143Q14 Tangible Book Value Tangible Common Ratio Tier 1 Common Equity Tangible Book Value Total Capital Tangible Common Equity $812.0 $751.8 $741.0 $728.3 $717.8 [VALUE] 13.31% 13.27% 13.71% 13.80% 12.50% 3Q152Q151Q154Q143Q14 Total Capital Total Capital Ratio Target $638.6 $697.1 $686.2 $673.9 $662.5 10.51% 12.34% 12.29% 12.69% 12.74% 10.50% 3Q152Q151Q154Q143Q14 Tier 1 Common Equity Tier 1 Common Ratio Target

12 Asset Quality $71.1 $76.2 $85.5 $87.1 0.90% 1.03% 1.18% 1.21% 3Q152Q151Q154Q14 NPAs NPAs / Total Assets $2.2 $3.3 $1.8 $3.2 0.17% 0.27% 0.16% 0.27% 3Q152Q151Q154Q14 NCOs NCOs / Average Loans Non-Performing Loans / Total Loans Non-Performing Assets / Total Assets Net Charge Offs / Average Loans Classified Assets / Total Assets $128.7 $139.9 $153.8 $154.8 1.63% 1.90% 2.12% 2.14% 3Q152Q151Q154Q14 Classified Assets Classified Assets / Total Assets $55.9 $59.8 $64.6 $64.4 1.07% 1.23% 1.36% 1.35% 3Q152Q151Q154Q14 NPLs NPLs / Total Loans

13 Asset Quality $53.3 $52.9 $53.1 $52.9 $35.7 $39.7 $49.2 $48.5 149.3% 133.3% 108.0% 109.1% 3Q152Q151Q154Q14 Allowance for Loan Losses Non-Accrual Loans ALLL / Non-Accrual Loans $53.3 $52.9 $53.1 $52.9 1.02% 1.09% 1.11% 1.11% 1.17% 1.27% 1.43% 1.51% 3Q152Q151Q154Q14 Allowance for Loan Losses ALLL / Total Loans (ALLL + Loan Marks - Indem Asset) / Total Loans Allowance / Non-Accrual Loans Allowance / Total Loans Net Charge Offs & Provision Expense $2.2 $3.3 $1.8 $3.2 $2.6 $3.1 $2.1 [VALUE] 3Q152Q151Q154Q14 NCOs Provision Expense

14 2015-2016 Strategic Priorities Achieve growth through deepening relationships with and retaining current clients as well as redefining our approach in our metropolitan markets Develop standard and repeatable processes to ensure consistent delivery of our client service experience and improved operational efficiency Define and execute optimal allocation of resources between our physical and electronic channels Manage risk effectively in light of the ever-changing economic and regulatory environments Deploy capital in an opportunistic, risk-appropriate manner Actively manage our balance sheet and produce consistently strong earnings Proactively develop the pipeline of leadership talent needed to take us to the next level Transition the operations, processes, products and culture of acquired financial institutions and specialty businesses

Reconciliation of Non-GAAP Measures

$ in 000s	3Q - 2014	4Q - 2014	1Q - 2015	2Q - 2015	3Q - 2015
Net Interest Income	$ 58,363	$ 61,139	$ 58,586	$ 58,674	$ 63,159
Provision Expense	893	2,052	2,060	3,070	2,647
Net Interest Income After Provision Expense	57,470	59,087	56,526	55,604	60,512
Non-Interest Income	16,511	16,942	17,613	21,415	20,355
Non-Interest Expense - GAAP	51,419	49,662	48,068	48,786	52,992
less: Non-Operating Expense (Pre-Tax)	(5,224)	(1,479)	(289)	(371)	(3,350)
Non-Interest Expense - Operating	46,195	48,183	47,779	48,415	49,642
Income Taxes - GAAP	7,218	7,768	8,450	9,284	9,202
add: Tax Adjustment (35% Marginal Rate)	1,828	518	101	130	1,173
Income Taxes - Operating	9,046	8,286	8,551	9,414	10,375
Net Income - GAAP	15,344	18,599	17,621	18,949	18,673
add: Non-Operating Expense (After-Tax)	3,396	961	188	241	2,178
Net Income - Operating	$ 18,740	$ 19,560	$ 17,809	$ 19,190	$ 20,851
Average Diluted Shares (000s)	60,113	61,628	61,732	61,915	61,988
Average Assets (000s)	$ 6,937,283	$ 7,241,869	$ 7,201,313	$ 7,243,886	$ 7,611,389
Average Tangible Common Equity (000s)	$ 599,729	$ 634,278	$ 642,925	$ 655,133	$ 600,664
EPS - GAAP	$ 0.26	$ 0.30	$ 0.29	$ 0.31	$ 0.30
EPS - Operating	$ 0.31	$ 0.32	$ 0.29	$ 0.31	$ 0.34
ROAA - GAAP	0.88%	1.02%	0.99%	1.05%	0.97%
ROAA - Operating	1.07%	1.07%	1.00%	1.06%	1.09%
ROATCE - GAAP	10.15%	11.63%	11.12%	11.60%	12.33%
ROATCE - Operating	12.40%	12.23%	11.23%	11.75%	13.77%
Efficiency Ratio - GAAP	68.7%	63.6%	63.1%	60.9%	63.5%
Efficiency Ratio - Operating	61.7%	61.7%	62.7%	60.5%	59.4%
Days in Quarter	92	92	90	91	92
Days in Year	365	365	365	365	365

Non-Operating Expenses include acquisition-related expenses, expenses associated with efficiency initiatives and other expenses not expected to recur.

first financial bancorp
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